									** Refi refers to Cahout refinance
Top Level Stats	All Loans	MH	2nds	1st lien Bal < 50k	FICO < 500	1st lien FRM Purchase	1st lien FRM Refi**	ARM I/O Purchase	ARM I/O Refi**	ARM Non I/O Puchase	ARM Non I/O Refi**
Total Collateral	$1,020,900,864.75	$879,148.16	$8,298,026.73	$1,096,127.28		$47,345,203.44	$142,788,453.57	$44,837,570.52	$39,263,002.74	$273,574,425.73	$349,013,464.45
Percent of Deal	100.00%	0.09%	0.81%	0.11%		4.64%	13.99%	4.39%	3.85%	26.80%	34.19%
Statistical Cut-Off Date	11/1/2006	11/1/2006	11/1/2006	11/1/2006		11/1/2006	11/1/2006	11/1/2006	11/1/2006	11/1/2006	11/1/2006

Averages by Group
WALA	3	3	3	3		3	3	3	2	3	3
FICO	612	688	651	588		650	600	684	633	637	580
DTI	42.36%	47.11%	42.21%	32.97%		42.20%	40.95%	43.40%	40.80%	43.89%	41.75%
Original LTV	81.92%	72.83%	99.98%	73.85%		82.19%	78.04%	80.68%	84.47%	85.89%	79.63%
Original Combined LTV	88.11%	72.83%	99.98%	74.26%		96.66%	79.45%	99.07%	84.54%	98.16%	79.93%
Coupon	8.50%	7.81%	11.69%	9.13%		8.12%	8.64%	7.37%	7.81%	8.48%	8.76%
Avg Balance	$196,895.06	$293,049.39	$66,384.21	$47,657.71		$175,352.61	$150,779.78	$324,909.93	$335,581.22	$210,441.87	$207,622.52

Pct by Group
Prefunded	0	0	0	0		0	0	0	0	0	0
Delinquent at closing
Full Doc %	63.74%	100.00%	33.37%	90.89%		62.09%	82.16%	50.99%	52.67%	46.02%	67.46%
Owner Occupied %	94.23%	100.00%	100.00%	83.05%		98.79%	92.99%	100.00%	96.78%	94.39%	91.70%
First Lien %	99.19%	100.00%	0.00%	100.00%		100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Loans w/ MI	0.00%	0.00%	0.00%	0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Loans w/ Simult 2nds	33.04%	0.00%	0.00%	3.81%		75.33%	7.34%	93.34%	0.46%	67.39%	1.64%
First Time Borrowers	15.84%	0.00%	59.49%	0.00%		42.12%	0.00%	58.10%	0.00%	40.51%	0.00%
Limited Docs	6.95%	0.00%	10.23%	4.56%		7.45%	5.01%	13.32%	11.45%	5.46%	8.44%

Stats only for ARMs
Max Rate	14.99%	14.65%		15.43%				13.62%	13.83%	15.05%	15.25%
Margin	6.08%	5.88%		6.19%				5.85%	5.79%	6.03%	6.25%
Initial Cap	2.52%	3.00%		2.22%				2.25%	2.02%	2.57%	2.49%
Periodic Cap	1.26%	1.50%		1.11%				1.12%	1.01%	1.29%	1.25%
Avg Reset Freq (mo)	6	6		6				6	6	6	6

FICO
0 - 499
500 - 549	20.64	0	0	21.95	0	3.94	28.83	0	0	2.39	40.47
550 - 599	16.94	0	1.46	39.69	0	10.23	14.89	1.25	1.7	17.39	21.93
600 - 649	38.28	13.51	55.73	26.59	0	43.39	35.58	29.94	78.6	47.89	26.57
650 - 699	17.28	45	33.19	11.76	0	26.06	18.55	24.93	17.75	22.89	9.08
700 - 749	4.65	41.49	7.94	0	0	8.88	1.95	32.45	1.95	5.69	1.47
750 - 799	2.12	0	1.68	0	0	7.49	0.17	11.42	0	3.69	0.32
800 - 849	0.08	0	0	0	0	0	0.04	0	0	0.07	0.16
Total:	100	100	100	100	0	100	100	100	100	100	100

DTI
0.000 - 24.999	4.22	0	3.38	25.43	0	4.02	6.54	1.37	7.08	1.95	5.12
25.000 - 29.999	4.65	13.51	3.67	12.85	0	4.06	6.04	2.52	4.34	3.37	5.74
30.000 - 34.999	8.3	0	6.26	12.39	0	8.5	10.06	5.23	12.36	6.64	8.87
35.000 - 39.999	12.75	0	13.55	26.57	0	14.39	14.93	13.96	9.37	9.42	13.66
40.000 - 44.999	21.1	0	21.92	9.1	0	28.38	19.39	24.03	20.1	23.93	19.28
45.000 - 49.999	32.71	0	41.91	9.11	0	29.46	27.37	40.14	34.36	37.53	30.94
50.000 - 54.999	14.85	86.49	9.31	4.56	0	8.46	14.59	10.88	12.39	16.03	14.86
55.000 - 59.999	1.42	0	0	0	0	2.73	1.06	1.86	0	1.13	1.54
60+
Total:	100	100	100	100	0	100	100	100	100	100	100

Combined Original ltv
0.01 - 60.00	3.03	0	0	4.56	0	0.44	6.36	0	2.64	0.05	5.74
60.01 - 65.00	3.68	0	0	22.78	0	0.23	5.03	0	7.52	0.15	7.39
65.01 - 70.00	5.5	41.49	0	4.56	0	0.71	10.59	0	4.44	0.59	9.94
70.01 - 75.00	6.32	13.51	0	27.31	0	1.75	14.02	0.67	9.12	0.89	9.43
75.01 - 80.00	38.9	45	0	16.12	0	77.02	27.55	93.33	10.13	59.18	14.02
80.01 - 85.00	8.55	0	0	9.09	0	3.55	9.01	1.4	5.64	1.85	16.14
85.01 - 90.00	14.55	0	0	8.36	0	6.52	12.73	0.7	29.75	9.01	21.09
90.01 - 95.00	11.31	0	0	7.23	0	2.28	13.1	3.91	29.9	9.93	11.91
95.01 - 100.00	8.15	0	100	0	0	7.5	1.62	0	0.85	18.35	4.34
100.01 - 105.00
105.01 - 110.00
Total:	100	100	100	100	0	100	100	100	100	100	100

CLTV
0.01 - 60.00	3.03	0	0	4.56	0	0.44	6.36	0	2.64	0.05	5.74
60.01 - 65.00	3.68	0	0	22.78	0	0.23	5.03	0	7.52	0.15	7.39
65.01 - 70.00	5.38	41.49	0	4.56	0	0.71	10.33	0	4.44	0.27	9.94
70.01 - 75.00	6.32	13.51	0	27.31	0	1.75	14.02	0.67	9.12	0.89	9.43
75.01 - 80.00	8.82	45	0	16.12	0	4.05	20.57	1.85	10.13	1.71	12.5
80.01 - 85.00	8.51	0	0	9.09	0	5.41	9.01	1.4	5.18	1.45	16.14
85.01 - 90.00	13.07	0	0	4.55	0	4.29	12.99	0	29.75	3.99	20.97
90.01 - 95.00	11.25	0	0	7.23	0	3.23	13.52	3.4	29.9	7.9	12.22
95.01 - 100.00	39.94	0	100	3.81	0	79.89	8.18	92.68	1.32	83.58	5.68
100.01 - 105.00
105.01 - 110.00
Total:	100	100	100	100	0	100	100	100	100	100	100

Product
<2Yr Fixed Term	0.06	0	0	0	0	0	0	0	0	0	0.14
2 Yr Fixed Hybrid	61.5	86.49	0	36.42	0	0	0	71.9	60.45	81.03	78.52
3 Yr Fixed Hybrid	16.08	0	0	4.56	0	0	0	28.1	39.55	18.97	21.34
4 Yr Fixed Hybrid
5 Yr or longer Hybrid
Fixed Rate	22.35	13.51	100	59.02	0	100	100	0	0	0	0

I/O Term
0	90.32	100	100	100	0	91.54	96.21	0	0	100	100
6
24	0.01	0	0	0	0	0	0	0.24	0	0	0
36
60	9.67	0	0	0	0	8.46	3.79	99.76	100	0	0
120

Loan Balance
0.00 - 49999.99	0.31	0	24.98	100	0	0.09	0.42	0	0	0.02	0.11
50000.00 - 74999.99	3.19	0	18.81	0	0	1.78	9.43	0	0	1.95	2.31
75000.00 - 99999.99	5.21	0	14.1	0	0	7.09	10.36	0.21	0.25	3.61	4.8
100000.00 - 199999.99	30.17	13.51	42.11	0	0	42.03	33.99	10.68	7	30.38	30.14
200000.00 - 499999.99	50.34	86.49	0	0	0	39.12	40.3	61.08	70.54	55.44	50.18
500000.00 - 999999.99	10.31	0	0	0	0	9.89	5.5	28.03	22.21	8.6	11.4
1000000.00 - 1999999.99	0.46	0	0	0	0	0	0	0	0	0	1.06

Amortization Term
120	0.08	0	0	0	0	0	0.55	0	0	0	0
144	0.01	0	0	0	0	0	0.04	0	0	0	0
180	0.54	0	0	4.53	0	0	3.26	1.14	0.38	0	0.02
204	0.01	0	0	0	0	0	0.04	0	0	0	0
240	0.26	0	0	10.95	0	0.33	1.59	0	0	0	0
300	9.66	0	0	0	0	8.46	4.15	98.62	99.62	0	0
336	0.05	0	0	0	0	0	0.31	0.24	0	0	0
360	55.79	100	100	84.51	0	65.35	73.71	0	0	41.62	71.42
480	33.61	0	0	0	0	25.86	16.34	0	0	58.38	28.56

Maturity Term
120	0.08	0	0	0	0	0	0.55	0	0	0	0
144	0.01	0	0	0	0	0	0.04	0	0	0	0
180	0.48	0	0	4.53	0	0	3.26	0	0	0	0.02
204	0.01	0	0	0	0	0	0.04	0	0	0	0
240	0.33	0	0	10.95	0	0.33	1.59	1.14	0.38	0	0
300	0.05	0	0	0	0	0	0.36	0	0	0	0
336	0.04	0	0	0	0	0	0.31	0	0	0	0
360	99.01	100	100	84.51	0	99.67	93.83	98.86	99.62	100	99.98

Property Type
Condominium	5.83	0	14.57	0	0	4.56	2.86	1.63	7.54	9.59	4.72
Manufactured Housing	0.09	100	0	0	0	0	0.08	0	0	0	0.22
PUD	16.58	0	13.56	4.56	0	42.12	7.85	19.6	8.46	28.3	9.74
Single Family	73.04	0	59.9	95.44	0	51.24	83.71	75.84	81.82	57.48	80.47
Townhome	0.94	0	0	0	0	0	0.79	1.02	0	0.86	1.15
Two to Four Family	3.52	0	11.97	0	0	2.08	4.7	1.91	2.18	3.77	3.71

Loan Purpose
EQUITY REFINANCE	52.04	100	3.07	91.63	0	0	100	0	100	0	100
PURCHASE	36.61	0	96.93	8.37	0	100	0	100	0	100	0
RATE/TERM REFINANCE	11.34	0	0	0	0	0	0	0	0	0	0

Geographic Distribution
AK	0.16	0	0	0	0	0	0.2	0	0.81	0.17	0.15
AL	0.17	0	0	0	0	0	0.55	0	0	0.27	0.05
AR	0.1	0	0	0	0	0	0.51	0	0	0.03	0.05
AZ	6.61	0	5.25	4.56	0	2.85	4.11	7.3	8.64	6.36	8.7
CA-N	8.37	0	16.44	0	0	2.14	2.57	24.01	14.49	8.47	8.33
CA-S	17.2	45	31.65	0	0	14.74	8.57	37.19	31.31	16.06	18.31
CO	2.06	0	3.35	0	0	2.84	1.45	1.67	0.31	2.6	0.92
CT	1.14	0	0	0	0	1.68	1.38	0	0	0.97	1.32
DE	0.34	0	0.49	0	0	0.53	0.67	0	0	0.09	0.43
FL	12.31	0	7.09	0	0	13.01	13.76	7.54	7.74	14.11	12.76
GA	1.36	0	0	9.1	0	1.52	1.28	1.78	0	1.54	1.27
HI	0.37	0	0	0	0	1.43	0.93	1.36	0	0.24	0.14
IA	0.23	0	0	4.55	0	0.11	0.28	0	0	0.28	0.11
ID	0.21	0	0	0	0	0.34	0.26	0	0.61	0.05	0.28
IL	4.56	0	4.92	4.53	0	1.18	3.75	1.81	5.85	6.49	4.25
IN	0.9	0	0	9.11	0	0.34	1.24	0	0	1.15	0.63
KS	0.29	0	0	4.55	0	0.99	0.24	0	0	0.31	0.27
KY	0.37	0	0.37	0	0	0	0.35	0.24	0	0.33	0.38
LA	0.56	0	0.29	0	0	0.66	1.58	0	0	0.38	0.33
MA	1.78	0	2.76	0	0	0	1.87	0	1.45	1.41	2.29
MD	4.17	0	1.58	4.56	0	2.54	5.66	1.17	7.78	2.54	5.53
ME	0.18	0	0	0	0	0	0.33	0	0	0.13	0.19
MI	1.97	0	0	3.28	0	0.47	2.23	0	0.92	2.38	1.66
MN	1.06	0	4.51	4.56	0	0.97	0.9	0.41	2.63	1.8	0.43
MO	1.06	0	0.89	0	0	0.8	0.88	0	0	0.93	1.47
MS	0.17	0	0	0	0	0.24	0.11	0	0	0.27	0.16
MT	0.05	0	0	0	0	0	0.06	0	0	0	0.07
NC	1.24	0	0	7.22	0	2.12	1.47	0.65	0	1.64	0.92
ND	0	0	0.26	0	0	0	0	0	0	0	0
NE	0.1	0	0.46	0	0	0	0.1	0.3	0	0.23	0.03
NH	0.6	0	0	0	0	0.85	0.37	0.49	0	0.69	0.66
NJ	4.65	0	0	0	0	1.06	5.65	0.74	6.52	3.53	5.78
NM	0.54	0	0	0	0	1.22	0.73	1	0	0.46	0.52
NV	2.06	13.51	5.91	0	0	1.86	1.14	4.39	0	2.84	1.87
NY	3.66	0	4.09	0	0	7.22	7.57	1.74	6.92	1.47	3.65
OH	1.31	0	0	9.11	0	0.52	2.19	0	0.3	1.04	1.21
OK	0.58	0	0	3.81	0	2.53	0.97	0	0	0.42	0.48
OR	0.89	0	0	0	0	0	1.25	1.11	0	0.31	1.28
PA	1.94	0	0	13.65	0	0.89	3.72	0	0.34	0.86	2.52
RI	0.48	0	0	0	0	0	0.24	0	0	0.62	0.55
SC	0.79	0	0.3	0	0	0.91	0.92	1.57	0	0.89	0.54
SD	0.05	0	0	0	0	0.17	0.04	0	0	0.05	0.06
TN	0.82	0	0	0	0	0.72	0.92	0	0	1.22	0.48
TX	6.24	0	7.11	8.29	0	29.18	10.77	2.55	0	6.99	2.61
UT	0.81	0	1.76	0	0	0.38	0.41	0.98	0.56	1.46	0.62
VA	2.57	0	0	0	0	0	3.03	0	0	2.67	2.66
VT	0.29	0	0	0	0	0	0.35	0	0	0.13	0.5
WA	1.92	41.49	0.51	0	0	0.39	1.76	0	2.85	2.36	1.88
WI	0.54	0	0	4.56	0	0.15	0.49	0	0	0.48	0.59
WV	0.07	0	0	0	0	0.11	0.06	0	0	0.07	0.11
WY	0.11	0	0	4.56	0	0.37	0.11	0	0	0.22	0

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.